EXHIBIT 23.3

CONSENT OF DATA & CONSULTING SERVICES,
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Data & Consulting Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statement on Form S-8 of Chesapeake Energy Corporation to be filed on or about November 18, 2011, of all references to our firm and information from our reserves report dated 1 February 2011, entitled "Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2010", included in or made part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 1, 2011.

DATA & CONSULTING SERVICES, DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ CHARLES M. BOYER II
Charles M. Boyer II, P.G. Consulting Services Manager - NE Basin Advisor - Unconventional Reservoirs

Pittsburgh, Pennsylvania
18 November 2011